Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYSTS:
	Kevin Heine	Andy Clark
	(212) 635-1590	(212) 635-1803

BNY MELLON REPORTS SECOND QUARTER EARNINGS OF $833 MILLION OR $0.71 PER COMMON SHARE

•	INCLUDING AN AFTER-TAX GAIN OF $109 MILLION, OR $0.09 PER COMMON SHARE, RELATED TO AN EQUITY INVESTMENT

INVESTMENT MANAGEMENT AND PERFORMANCE FEES UP 6% YEAR-OVER-YEAR, 3% SEQUENTIALLY

•	Assets under management up 10% year-over-year

•	Net long-term inflows of $21 billion in second quarter of 2013

INVESTMENT SERVICES FEES UP 4% YEAR-OVER-YEAR, 6% SEQUENTIALLY

REPURCHASED 11.9 MILLION COMMON SHARES FOR $330 MILLION IN THE SECOND QUARTER OF 2013

RETURN ON TANGIBLE COMMON EQUITY 25.0% (a)

NEW YORK, July 17, 2013 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported second quarter net income applicable to common shareholders of $833 million, or $0.71 per diluted common share, compared with income of $466 million, or $0.39 per diluted common share, in the second quarter of 2012 and a loss of $266 million, or $0.23 per diluted common share, in the first quarter of 2013.

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 10 for the calculation of the Non-GAAP measure of return on tangible common equity.

Second Quarter Results – Sequential growth rates are unannualized. Please refer to the Quarterly Earnings Review for a detailed review of our businesses.

Total revenue

	Reconciliation of total revenue				2Q13 vs.
	(dollars in millions)	2Q13	1Q13	2Q12	2Q12	1Q13
	Fee and other revenue	$3,187	$2,844	$2,826	13%	12%
	Income from consolidated investment management funds	65	50	57
	Net interest revenue	757	719	734
	Total revenue – GAAP	4,009	3,613	3,617	11	11
Less:	Net income attributable to noncontrolling interests related to consolidated investment management funds	39	16	29
	Gain related to an equity investment (pre-tax)	184	—	—
	Total revenue – Non-GAAP	$3,786	$3,597	$3,588	6%	5%

•

Assets under custody and/or administration (“AUC/A”) amounted to $26.2 trillion at June 30, 2013, an increase of 4% compared with the prior year and a slight decrease sequentially. The year-over-year increase was driven by higher equity market values and net new business. The slight sequential decrease primarily reflects lower fixed income market values. Assets under management (“AUM”) amounted to $1.43 trillion at June 30, 2013, an increase of 10% compared with the prior year and a slight increase sequentially. The year-over-year increase primarily resulted from net new business and higher market values. Sequentially, net new business was primarily offset by lower fixed income market values. Long-term inflows totaled $21 billion and short-term outflows totaled $1 billion for the second quarter of 2013. Long-term inflows benefited from liability-driven investments, equity and fixed income funds.

•

Investment services fees totaled $1.7 billion, an increase of 4% year-over-year and 6% sequentially. Both increases primarily reflect: higher asset servicing revenue, driven by organic growth and higher market values; higher issuer services revenue driven by higher corporate actions and expense reimbursements related to customer technology expenditures; and higher clearing services revenue driven by higher mutual fund fees and volumes. Additionally, the year-over-year increase was partially offset by lower securities lending revenue while the sequential increase reflects seasonally higher securities lending revenue.

•

Investment management and performance fees were $848 million, an increase of 6% year-over-year and 3% sequentially. The year-over-year increase was primarily driven by higher market values and net new business, partially offset by the stronger U.S. dollar and higher money market fee waivers. The sequential increase was primarily driven by net new business and higher equity market values, partially offset by higher money market fee waivers and the stronger U.S. dollar.

•

Foreign exchange and other trading revenue totaled $207 million compared with $180 million in the second quarter of 2012 and $161 million in the first quarter of 2013. In the second quarter of 2013, foreign exchange revenue totaled $179 million, an increase of 14% year-over-year and 20% sequentially. Both increases primarily reflect higher volatility and increased volumes. Other trading revenue was $28 million in the second quarter of 2013 compared with $23 million in second quarter of 2012 and $12 million in the first quarter of 2013.

•

Investment and other income totaled $269 million compared with $48 million in the second quarter of 2012 and $72 million in the first quarter of 2013. The increases compared with both prior periods primarily reflect a gain related to an equity investment.

•

Net interest revenue and the net interest margin (FTE) were $757 million and 1.15% compared with $734 million and 1.25% in the second quarter of 2012 and $719 million and 1.11% in the first quarter of 2013. Both increases in net interest revenue were primarily driven by a change in the mix of earning assets, lower funding costs, higher rates and higher average interest-earning assets driven by higher deposit levels.

The decrease in net interest margin (FTE) compared with the second quarter of 2012 was primarily driven by higher average interest-earning assets and lower yields, partially offset by a change in the mix of earnings assets.

•

The net unrealized pre-tax gain on our total investment securities portfolio was $656 million at June 30, 2013 compared with $2.2 billion at March 31, 2013. The decrease in the net unrealized pre-tax gain was primarily driven by an increase in long-term interest rates.

The provision for credit losses was a credit of $19 million in the second quarter of 2013 driven by the continued improvement in the credit quality of the loan portfolio. The provision for credit losses was a credit of $19 million in the second quarter of 2012 and a credit of $24 million in the first quarter of 2013.

Total noninterest expense

Reconciliation of noninterest expense					2Q13 vs.
(dollars in millions)		2Q13	1Q13	2Q12	2Q12	1Q13
Noninterest expense – GAAP		$2,822	$2,828	$3,047	(7)%	—%
Less:	Amortization of intangible assets	93	86	97
	M&I, litigation and restructuring charges	13	39	378
Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges – Non-GAAP		$2,716	$2,703	$2,572	6%	—%

•

Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges (Non-GAAP) increased 6% year-over-year and was unchanged sequentially. In noninterest expense, the increases both year-over-year and sequentially resulted from: higher staff expense primarily driven by improved performance; higher business development expenses primarily due to our corporate branding investments; and higher software and equipment expense primarily related to reimbursable customer technology expenditures. These increases were partially offset by lower other expense primarily resulting from a decrease in the reserve for administrative errors in certain offshore tax-exempt funds.

The effective tax rate was 27% in the second quarter of 2013 primarily reflecting a gain related to an equity investment and the termination of investments in certain tax credits.

Capital ratios (a)	June 30, 2013 (b)	March 31, 2013		June 30, 2012
Estimated Basel III Tier 1 common equity ratio – Non-GAAP (c)(d)	9.3%	9.4%		8.7%
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (d)	13.2	12.2	(e)	13.2
Basel I Tier 1 capital ratio	14.8	13.6	(e)	14.7
Basel I Total (Tier 1 plus Tier 2) capital ratio	15.8	14.7	(e)	16.4
Basel I leverage capital ratio	5.3	5.2		5.5
BNY Mellon shareholders’ equity to total assets ratio (d)	10.0	10.0		10.5
BNY Mellon common shareholders’ equity to total assets ratio (d)	9.5	9.7		10.3
Tangible BNY Mellon shareholders’ equity to tangible assets of operations ratio – Non-GAAP (d)	5.8	5.9		6.1

(a)	Includes full capital credit for certain capital instruments outstanding as of June 30, 2013. A phase-out of non-qualifying instruments will begin on Jan. 1, 2014.
(b)	Preliminary.
(c)	At June 30, 2013, the estimated Basel III Tier 1 common equity ratio is based on our preliminary interpretation of and expectations regarding the final rules released by the Board of Governors of the Federal Reserve (the “Federal Reserve”) on July 2, 2013 and presented under the Standardized Approach. This ratio was 9.8% under the Advanced Approach. For periods prior to June 30, 2013, these ratios were estimated using our interpretations of the Federal Reserve’s Notices of Proposed Rulemaking (“NPRs”) dated June 7, 2012, except as otherwise noted. Both the final rules and the NPRs require the Tier 1 common equity ratio to be the lower of the Standardized Approach or Advanced Approach. At March 31, 2013, this ratio was 9.4% under the Standardized Approach compared with 9.7% under the Advanced Approach. For all periods prepared under the NPRs prior to March 31, 2013, this ratio was higher under the Standardized Approach, and therefore was presented under the Advanced Approach. For all periods prior to June 30, 2013, Basel III risk-weightings for certain repo-style transactions were calculated under the Standardized Approach using the simple value-at-risk (“VaR”) method. At June 30, 2013, Basel III risk-weightings for these transactions were calculated under the Standardized Approach using the collateral haircut approach.
(d)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 10 for a calculation of these ratios.
(e)	In the first quarter of 2013, BNY Mellon was required to implement the Basel 2.5 – final market risk rule. Implementation of these rules resulted in an approximately 35-40 basis points decrease to the Basel I Tier 1 common equity to risk-weighted assets ratio, the Basel I Tier 1 capital ratio and the Basel I Total capital ratio.

Dividends (common) – On July 17, 2013, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.15 per common share. This cash dividend is payable on Aug. 6, 2013 to shareholders of record as of the close of business on July 29, 2013.

Dividends (preferred) – On July 17, 2013, The Bank of New York Mellon Corporation also declared dividends for the dividend period ending in September 2013 of $1,022.22 per share on the Series A Noncumulative Perpetual Preferred Stock, liquidation preference $100,000 per share (the “Series A Preferred Stock”) (equivalent to approximately $10.22 per Normal Preferred Capital Security of Mellon Capital IV, referred to below, each representing 1/100th interest in a share of Series A Preferred Stock), and $1,300.00 per share on the Series C Noncumulative Perpetual Preferred Stock, liquidation preference $100,000 per share (the “Series C Preferred Stock”) (equivalent to approximately $0.33 per depositary share, each representing a 1/4,000th interest in a share of the Series C Preferred Stock), payable on Sept. 20, 2013 to holders of record as of the close of business on Sept. 5, 2013. All of the outstanding shares of the Series A Preferred Stock are owned by Mellon Capital IV, which will pass through the September dividend on the Series A Preferred Stock on a proportionate basis to the holders of record, as of the close of business on Sept. 5, 2013, of its Normal Preferred Capital Securities. All of the outstanding shares of the Series C Preferred Stock are held by the depositary of the depositary shares, which will pass through the September dividend on the Series C Preferred Stock on a proportionate basis to the holders of record, as of the close of business on Sept. 5, 2013, of the depositary shares.

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets. As of June 30, 2013, BNY Mellon had $26.2 trillion in assets under custody and/or administration, and $1.4 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com, or follow us on Twitter@BNYMellon.

Supplemental Financial Information

The Quarterly Earnings Review and Supplemental Financial Trends for The Bank of New York Mellon Corporation have been updated through June 30, 2013 and are available at www.bnymellon.com (Investor Relations - Financial Reports).

Conference Call Information

Gerald L. Hassell, chairman and chief executive officer and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on July 17, 2013. This conference call and audio webcast will include forward-looking statements and may include other material information.

Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (773) 799-3611 (International), and using the passcode: Earnings, or by logging on to www.bnymellon.com. The Earnings Release, together with the Quarterly Earnings Review and Supplemental Financial Trends, will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EDT on July 17, 2013. Replays of the conference call and audio webcast will be available beginning July 17, 2013 at approximately 2 p.m. EDT through July 31, 2013 by dialing (800) 294-3086 (U.S.) or (402) 220-9766 (International). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

(dollar amounts in millions, except per common amounts and unless otherwise noted; quarterly returns are annualized)	Quarter ended			Year-to-date
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Return on common equity (a)	9.7%	N/M	5.5%	3.3%	6.4%
Non-GAAP (a)	10.5%	7.8%	8.9%	9.1%	8.9%

Return on tangible common equity – Non-GAAP (a)	25.0%	N/M	15.7%	9.5%	18.3%
Non-GAAP adjusted (a)	25.2%	18.5%	22.4%	21.9%	22.7%

Fee revenue as a percentage of total revenue excluding net securities gains	79%	78%	78%	79%	78%

Annualized fee revenue per employee (based on average headcount) (in thousands)	$254	$229	$233	$242	$233

Percentage of non-U.S. total revenue (b)	36%	35%	37%	36%	37%

Pre-tax operating margin (a)	30%	22%	16%	26%	20%
Non-GAAP (a)	32%	26%	29%	29%	29%

Net interest margin (FTE)	1.15%	1.11%	1.25%	1.13%	1.28%

Selected average balances:
Interest-earning assets	$268,481	$265,754	$239,755	$267,124	$238,042
Assets of operations	$325,924	$322,161	$293,718	$324,052	$291,808
Total assets	$337,448	$333,664	$305,002	$335,566	$303,172
Interest-bearing deposits	$151,219	$147,728	$130,482	$149,484	$127,959
Noninterest-bearing deposits	$70,648	$70,337	$62,860	$70,493	$64,737
Preferred stock	$1,350	$1,068	$60	$1,210	$30
Total The Bank of New York Mellon Corporation common shareholders’ equity	$34,467	$34,898	$34,123	$34,681	$33,920

Average common shares and equivalents outstanding (in thousands):
Basic	1,152,545	1,158,819	1,181,350	1,155,667	1,187,649
Diluted (c)	1,155,981	1,158,819	1,182,985	1,159,169	1,189,264

Period-end data:
Assets under management (in billions) (d)	$1,432 (e)	$1,429	$1,299	$1,432 (e)	$1,299
Assets under custody and/or administration (in trillions) (f)	$26.2 (e)	$26.3	$25.2	$26.2 (e)	$25.2
Market value of securities on loan (in billions) (g)	$255	$244	$267	$255	$267

Full-time employees	49,800	49,700	48,300	49,800	48,300
Book value per common share – GAAP (a)	$29.83	$29.83	$28.81	$29.83	$28.81
Tangible book value per common share – Non-GAAP (a)	$12.41	$12.47	$11.47	$12.41	$11.47
Cash dividends per common share	$0.15	$0.13	$0.13	$0.28	$0.26
Common dividend payout ratio	21%	N/M	33%	58%	29%
Closing stock price per common share	$28.05	$27.99	$21.95	$28.05	$21.95
Market capitalization	$32,271	$32,487	$25,929	$32,271	$25,929

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 10 for a calculation of these ratios.
(b)	Includes fee revenue, net interest revenue and income from consolidated investment management funds, net of net income attributable to noncontrolling interests.
(c)	Diluted earnings per share for the three months ended March 31, 2013 was calculated using average basic shares. Adding back the dilutive shares would result in anti-dilution.
(d)	Excludes assets managed in the Investment Services business.
(e)	Preliminary.
(f)	Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.1 trillion at June 30, 2013 and $1.2 trillion at March 31, 2013 and June 30, 2012.
(g)	Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities on loan at CIBC Mellon.
N/M	– Not meaningful.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Fee and other revenue
Investment services fees:
Asset servicing	$988	$969	$950	$1,957	$1,893
Issuer services	294	237	275	531	526
Clearing services	321	304	309	625	612
Treasury services	139	141	134	280	270
Total investment services fees	1,742	1,651	1,668	3,393	3,301
Investment management and performance fees	848	822	797	1,670	1,542
Foreign exchange and other trading revenue	207	161	180	368	371
Distribution and servicing	45	49	46	94	92
Financing-related fees	44	41	37	85	81
Investment and other income	269	72	48	341	187
Total fee revenue	3,155	2,796	2,776	5,951	5,574
Net securities gains	32	48	50	80	90
Total fee and other revenue	3,187	2,844	2,826	6,031	5,664
Operations of consolidated investment management funds
Investment income	159	146	152	305	305
Interest of investment management fund note holders	94	96	95	190	205
Income from consolidated investment management funds	65	50	57	115	100
Net interest revenue
Interest revenue	836	815	875	1,651	1,787
Interest expense	79	96	141	175	288
Net interest revenue	757	719	734	1,476	1,499
Provision for credit losses	(19)	(24)	(19)	(43)	(14)
Net interest revenue after provision for credit losses	776	743	753	1,519	1,513
Noninterest expense
Staff	1,509	1,472	1,415	2,981	2,868
Professional, legal and other purchased services	317	295	309	612	608
Software and equipment	238	228	209	466	414
Net occupancy	159	163	141	322	288
Distribution and servicing	111	106	103	217	204
Business development	90	68	71	158	127
Sub-custodian	77	64	70	141	140
Other	215	307	254	522	474
Amortization of intangible assets	93	86	97	179	193
Merger and integration, litigation and restructuring charges	13	39	378	52	487
Total noninterest expense	2,822	2,828	3,047	5,650	5,803
Income (loss)
Income before income taxes	1,206	809	589	2,015	1,474
Provision for income taxes	321	1,046	93	1,367	347
Net income (loss)	885	(237)	496	648	1,127
Net (income) attributable to noncontrolling interests (includes $(39), $(16), $(29) $(55) and $(40) related to consolidated investment management funds, respectively)	(40)	(16)	(30)	(56)	(42)
Net income (loss) applicable to shareholders of The Bank of New York Mellon Corporation	845	(253)	466	592	1,085
Preferred stock dividends	(12)	(13)	—	(25)	—
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$833	$(266)	$466	$567	$1,085

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement – continued

Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation	Quarter ended			Year-to-date
(in millions)	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$833	$(266)	$466	$567	$1,085
Less: Earnings allocated to participating securities (a)	15	2	7	10	15
Change in the excess of redeemable value over the fair value of noncontrolling interests	—	1	1	1	(5)
Net income (loss) applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$818	$(269)	$458	$556	$1,075

(a)	In a period with net income, both earnings and dividends are allocated to participating securities. In a period with a net loss, only dividends are allocated to participating securities. As a result, the earnings allocated to participating securities for the six months ended June 30, 2013 do not equal the earnings allocated to participating securities for the three months ended June 30, 2013 and March 31, 2013 in aggregate.

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
(in dollars)	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Basic	$0.71	$(0.23)	$0.39	$0.48	$0.91
Diluted (a)	$0.71	$(0.23)	$0.39	$0.48	$0.90

(a)	Diluted earnings per share for the three months ended March 31, 2013 was calculated using average basic shares. Adding back the dilutive shares would result in anti-dilution.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation.

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollars in millions, except per share amounts)	June 30, 2013	March 31, 2013	Dec. 31, 2012
Assets
Cash and due from:
Banks	$6,940	$4,440	$4,727
Interest-bearing deposits with the Federal Reserve and other central banks	77,150	78,125	90,110
Interest-bearing deposits with banks	42,145	40,888	43,910
Federal funds sold and securities purchased under resale agreements	9,978	7,004	6,593
Securities:
Held-to-maturity (fair value of $13,596, $11,845 and $8,389)	13,785	11,678	8,205
Available-for-sale	91,570	94,878	92,619
Total securities	105,355	106,556	100,824
Trading assets	10,236	12,225	9,378
Loans	50,307	49,224	46,629
Allowance for loan losses	(212)	(237)	(266)
Net loans	50,095	48,987	46,363
Premises and equipment	1,595	1,624	1,659
Accrued interest receivable	614	537	593
Goodwill	17,919	17,920	18,075
Intangible assets	4,588	4,696	4,809
Other assets	21,736	21,704	20,468
Subtotal assets of operations	348,351	344,706	347,509
Assets of consolidated investment management funds, at fair value:
Trading assets	10,766	10,400	10,961
Other assets	705	836	520
Subtotal assets of consolidated investment management funds, at fair value	11,471	11,236	11,481
Total assets	$359,822	$355,942	$358,990
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$82,948	$80,915	$93,019
Interest-bearing deposits in U.S. offices	54,428	54,972	53,826
Interest-bearing deposits in Non-U.S. offices	107,506	103,785	99,250
Total deposits	244,882	239,672	246,095
Federal funds purchased and securities sold under repurchase agreements	12,600	8,602	7,427
Trading liabilities	7,331	8,767	8,176
Payables to customers and broker-dealers	15,267	14,986	16,095
Commercial paper	111	78	338
Other borrowed funds	1,060	789	1,380
Accrued taxes and other expenses	7,340	7,576	7,316
Other liabilities (includes allowance for lending-related commitments of $125, $121 and $121)	5,677	9,002	6,010
Long-term debt	18,481	19,854	18,530
Subtotal liabilities of operations	312,749	309,326	311,367
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	10,110	9,908	10,152
Other liabilities	32	34	29
Subtotal liabilities of consolidated investment management funds, at fair value	10,142	9,942	10,181
Total liabilities	322,891	319,268	321,548
Temporary equity
Redeemable noncontrolling interests	189	178	178
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 15,826, 10,826 and 10,826 shares	1,562	1,068	1,068
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,262,295,165, 1,260,549,075 and 1,254,182,209 shares	13	13	13
Additional paid-in capital	23,796	23,688	23,485
Retained earnings	14,859	14,202	14,622
Accumulated other comprehensive loss, net of tax	(1,651)	(915)	(643)
Less: Treasury stock of 111,818,475, 99,902,366 and 90,691,868 common shares, at cost	(2,697)	(2,366)	(2,114)
Total The Bank of New York Mellon Corporation shareholders’ equity	35,882	35,690	36,431
Nonredeemable noncontrolling interests of consolidated investment management funds	860	806	833
Total permanent equity	36,742	36,496	37,264
Total liabilities, temporary equity and permanent equity	$359,822	$355,942	$358,990

Capital

The following table presents our Basel I Tier 1 common equity generated.

Basel I Tier 1 common equity generation
(in millions)	2Q13	1Q13	2Q12
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$833	$(266)	$466
Add: Amortization of intangible assets, net of tax	59	56	61
Gross Basel I Tier 1 common equity generated	892	(210)	527
Less capital deployed:
Dividends	177	153	156
Common stock repurchased	330	211	286
Total capital deployed	507	364	442
Add: Other	159	119	(53)
Net Basel I Tier 1 common equity generated (deployed)	$544	$(455)	$32

Supplemental information – Explanation of Non-GAAP financial measures

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based upon Tier 1 common equity and tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Basel I Tier 1 common equity to risk-weighted assets excludes preferred stock and trust preferred securities from the numerator of the ratio. Unlike the Basel I Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio based on its current interpretation, expectations and understanding of the final Basel III rules released by the Board of Governors of the Federal Reserve on July 2, 2013 and on the application of such rules to BNY Mellon’s businesses as currently conducted. The estimated Basel III Tier 1 common equity ratio is necessarily subject to, among other things, BNY Mellon’s further review and implementation of the final Basel III rules, anticipated compliance with all necessary enhancements to model calibration and other refinements, further implementation guidance from regulators and any changes BNY Mellon may make to its businesses. Consequently, BNY Mellon’s Basel III Tier 1 common equity ratio estimate may change based on these factors. Management views the Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the Basel III Tier 1 common equity ratio is intended to allow investors to compare BNY Mellon’s Basel III Tier 1 common equity ratio with estimates presented by other companies.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds and gains related to an equity investment; and expense measures which exclude charges related to the disallowance of certain foreign tax credits, M&I expenses, litigation charges, restructuring charges and amortization of intangible assets. Return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY

Mellon’s control. The excluded items, in general, relate to certain ongoing charges as a result of prior transactions or where we have incurred charges. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such M&I expenses, and thus may be more easily compared with our current results if M&I expenses are excluded. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our operational excellence initiatives and migrating positions to global delivery centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business.

In this Earnings Release, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and business-level basis.

The following table presents the calculation of the pre-tax operating margin ratio.

Pre-tax operating margin (dollars in millions)		2Q13	1Q13	2Q12	YTD13	YTD12
Income before income taxes – GAAP		$1,206	$809	$589	$2,015	$1,474
Less:	Net income attributable to noncontrolling interests of consolidated investment management funds	39	16	29	55	40
Add:	Amortization of intangible assets	93	86	97	179	193
	M&I, litigation and restructuring charges	13	39	378	52	487
Income before income taxes excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP		$1,273	$918	$1,035	$2,191	$2,114

Fee and other revenue – GAAP		$3,187	$2,844	$2,826	$6,031	$5,664
Income from consolidated investment management funds – GAAP		65	50	57	115	100
Net interest revenue – GAAP		757	719	734	1,476	1,499
Total revenue – GAAP		4,009	3,613	3,617	7,622	7,263
Less:	Net income attributable to noncontrolling interests of consolidated investment management funds	39	16	29	55	40
Total revenue excluding net income attributable to noncontrolling interests of consolidated investment management funds – Non-GAAP		$3,970	$3,597	$3,588	$7,567	$7,223

Pre-tax operating margin (a)		30%	22%	16%	26%	20%
Pre-tax operating margin excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP (a)		32%	26%	29%	29%	29%

(a)	Income before taxes divided by total revenue.

The following table presents the calculation of the return on common equity and the return on tangible common equity.

	Return on common equity and tangible common equity
	(dollars in millions)	2Q13	1Q13	2Q12	YTD13	YTD12
	Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$833	$(266)	$466	$567	$1,085
	Add: Amortization of intangible assets, net of tax	59	56	61	115	122
	Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	892	(210)	527	682	1,207
	Add: M&I, litigation and restructuring charges	8	24	225	32	290
	Charge related to the disallowance of certain foreign tax credits	—	854	—	854	—
	Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets, M&I, litigation and restructuring charges and the charge related to the disallowance of certain foreign tax credits – Non-GAAP	$900	$668	$752	$1,568	$1,497

	Average common shareholders’ equity	$34,467	$34,898	$34,123	$34,681	$33,920
Less:	Average goodwill	17,957	17,993	17,941	17,975	17,951
	Average intangible assets	4,661	4,758	5,024	4,709	5,073
Add:	Deferred tax liability – tax deductible goodwill	1,200	1,170	982	1,200	982
	Deferred tax liability – non-tax deductible intangible assets	1,269	1,293	1,400	1,269	1,400

	Average tangible common shareholders’ equity – Non-GAAP	$14,318	$14,610	$13,540	$14,466	$13,278

	Return on common equity – GAAP (a)	9.7%	N/M	5.5%	3.3%	6.4%
	Return on common equity excluding amortization of intangible assets, M&I, litigation and restructuring charges and the charge related to the disallowance of certain foreign tax credits – Non-GAAP (a)	10.5%	7.8%	8.9%	9.1%	8.9%
	Return on tangible common equity – Non-GAAP (a)	25.0%	N/M	15.7%	9.5%	18.3%
	Return on tangible common equity excluding M&I, litigation and restructuring charges and the charge related to the disallowance of certain foreign tax credits – Non-GAAP (a)	25.2%	18.5%	22.4%	21.9%	22.7%

(a)	Annualized.

N/M – Not meaningful.

The following table presents the calculation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share		June 30,	March 31,	June 30,
(dollars in millions, unless otherwise noted)		2013	2013	2012
BNY Mellon shareholders’ equity at period end – GAAP		$35,882	$35,690	$34,533
Less:	Preferred stock	1,562	1,068	500
BNY Mellon common shareholders’ equity at period end – GAAP		34,320	34,622	34,033
Less:	Goodwill	17,919	17,920	17,909
	Intangible assets	4,588	4,696	4,962
Add:	Deferred tax liability – tax deductible goodwill	1,200	1,170	982
	Deferred tax liability – non-tax deductible intangible assets	1,269	1,293	1,400
Tangible BNY Mellon common shareholders’ equity at period end – Non-GAAP		$14,282	$14,469	$13,544

Total assets at period end – GAAP		$359,822	$355,942	$330,283
Less:	Assets of consolidated investment management funds	11,471	11,236	10,955
Subtotal assets of operations – Non-GAAP		348,351	344,706	319,328
Less:	Goodwill	17,919	17,920	17,909
	Intangible assets	4,588	4,696	4,962
	Cash on deposit with the Federal Reserve and other central banks (a)	78,671	78,059	72,838
Tangible total assets of operations at period end – Non-GAAP		$247,173	$244,031	$223,619

BNY Mellon shareholders’ equity to total assets – GAAP		10.0%	10.0%	10.5%
BNY Mellon common shareholders’ equity to total assets – GAAP		9.5%	9.7%	10.3%
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations – Non-GAAP		5.8%	5.9%	6.1%

Period-end common shares outstanding (in thousands)		1,150,477	1,160,647	1,181,298

Book value per common share		$29.83	$29.83	$28.81
Tangible book value per common share – Non-GAAP		$12.41	$12.47	$11.47

(a)	Assigned a zero percent risk-weighting by the regulators.

The following table presents the calculation of our Basel I Tier 1 common equity ratio – Non-GAAP.

Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (dollars in millions)		June 30, 2013 (a)	March 31, 2013	June 30, 2012
Total Tier 1 capital – Basel I		$16,957	$16,219	$15,722
Less:	Trust preferred securities	303	603	1,164
	Preferred stock	1,562	1,068	500
Total Tier 1 common equity		$15,092	$14,548	$14,058

Total risk-weighted assets – Basel I		$114,607	$119,382	$106,764

Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP		13.2%	12.2%	13.2%

(a)	Preliminary.

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a)		June 30,	March 31,	June 30,
(dollars in millions)		2013 (b)	2013	2012
Total Tier 1 capital – Basel I		$16,957	$16,219	$15,722
Add:	Deferred tax liability – tax deductible intangible assets	81	78	N/A
Less:	Preferred stock	1,562	1,068	500
	Trust preferred securities	303	603	1,164
	Adjustments related to available-for-sale securities and pension liabilities included in accumulated other comprehensive income (c)	802	78	513
	Adjustments related to equity method investments (c)	500	488	558
	Net pension fund assets (c)	268	258	43
	Deferred tax assets	26	52	46
	Other	—	1	2
Total estimated Basel III Tier 1 common equity		$13,577	$13,749	$12,896

Total risk-weighted assets – Basel I		$114,607	$119,382	$106,764
Add: Adjustments (d)		31,329	26,898	41,493
Total estimated Basel III risk-weighted assets		$145,936	$146,280	$148,257
Estimated Basel III Tier 1 common equity ratio – Non-GAAP		9.3%	9.4%	8.7%

(a)	At June 30, 2013, the estimated Basel III Tier 1 common equity ratio is based on our preliminary interpretation of and expectations regarding the final rules released by the Federal Reserve on July 2, 2013 and presented under the Standardized Approach. This ratio was 9.8% under the Advanced Approach. For periods prior to June 30, 2013, these ratios were estimated using our interpretations of the NPRs dated June 7, 2012, except as otherwise noted. Both the final rules and the NPRs require the Tier 1 common equity ratio to be the lower of the Standardized Approach or Advanced Approach. At March 31, 2013, this ratio was 9.4% under the Standardized Approach compared with 9.7% under the Advanced Approach. For all periods prepared under the NPRs prior to March 31, 2013, this ratio was higher under the Standardized Approach, and therefore was presented under the Advanced Approach. For all periods prior to June 30, 2013, Basel III risk-weightings for certain repo-style transactions were calculated under the Standardized Approach using the simple VaR method. At June 30, 2013, Basel III risk-weightings for these transactions were calculated under the Standardized Approach using the collateral haircut approach.
(b)	Preliminary.
(c)	Basel III does not add back to capital the adjustment to other comprehensive income that Basel I makes for pension liabilities and available-for-sale securities. Also, pension assets recorded on the balance sheet and adjustments related to equity method investments are a deduction from capital.
(d)	Following are the primary differences between risk-weighted assets determined under Basel I and Basel III. Credit risk is determined under Basel I using predetermined risk-weights and asset classes and relies in part on the use of external credit ratings. Under Basel III both the Standardized and Advanced Approaches use a broader range of predetermined risk-weights and asset classes and certain alternatives to external credit ratings. Securitization exposure receives a higher risk-weighting under Basel III than Basel I, and Basel III includes additional adjustments for market risk, counterparty credit risk and equity exposures. Additionally, the Standardized Approach eliminates the use of the VaR approach for determining risk-weighted assets on certain repo-style transactions. Risk-weighted assets calculated under the Advanced Approach also include an adjustment for operational risk.

N/A – Not applicable.

Quarterly impact to the estimated Basel III Tier 1 common equity ratio – Non-GAAP	Standardized Approach		Advanced Approach
Estimated Basel III Tier 1 common equity ratio – Non-GAAP at March 31, 2013	9.4%		9.7%
Impacted by:
Capital generation	40	bps	40	bps
Change in accumulated other comprehensive income	(50	) bps	(50	) bps
Change in risk-weighted assets	25	bps	10	bps
Impact of final rules	(25	) bps	10	bps
Estimated Basel III Tier 1 common equity ratio – Non-GAAP at June 30, 2013	9.3%		9.8%

bps – basis points.

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and expectations regarding those ratios, preliminary business metrics and statements made regarding improved market conditions, our targeted investments and our strategic efforts. These statements, which may be expressed in a variety of ways, include the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2012 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of July 17, 2013 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.